Exhibit 10.12
AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF ACCOUNT

THIS AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF ACCOUNT (this “Agreement”) entered into as of this 30th day of April, 2014 by and between ANADIGICS, INC., a Delaware corporation, with an address at 141 Mt. Bethel Road, Warren, New Jersey 07059 (the “Assignor”), and PNC BANK, NATIONAL ASSOCIATION, located at PNC Bank Center, Two Tower Center Boulevard, East Brunswick, New Jersey 08816 (“PNC”), as Agent for the Lenders ( as such terms are defined below).

WHEREAS, pursuant to a certain Revolving Credit and Security Agreement dated April 30, 2013 (as it may be amended, supplemented, replaced or restated from time to time, the “Loan Agreement”) by and among Anadigics, Inc. (the “Borrower”), the Assignor, PNC, the various financial institutions named in therein or which hereafter become a party thereto (together with PNC collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”), the Lenders have agreed to make certain loans to the Assignor;

WHEREAS, the Assignor has established with the Agent the Account, as defined below, in which it has deposited funds in the aggregate amount of $11,000,000; and

WHEREAS, the Assignor has agreed to hold in trust for and assign to the Lenders the Account and the monies therein as collateral security for the Assignor’s existing and future obligations to the Lenders under the Loan Agreement and the Other Documents based on the terms memorialized herein.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make and/or continue to make the Advances, the Assignor hereby agrees with the Lenders as follows:

1. The Assignor hereby assigns to and holds in trust for the Lenders all funds deposited in the special account entitled Anadigics, Inc., fbo PNC Business Credit Collection Account (the “Account”), as collateral security for Assignor’s existing and future obligations to Lenders under the Loan Agreement and the Other Documents, and Assignor shall have no right of access to or withdrawal from such account, without the prior written consent of Agent. The Assignor directs the holder of the Account to honor all instructions from Agent with respect to the disposition of existing and future funds, from time to time, in the Account and, upon request of either Agent or Assignor, to remit, without deduction, all funds therein directly to Agent.

2. The Assignor represent and warrants that (i) at no time shall the aggregate amount of funds deposited in the Account by the Assignor be less than an amount equal to the Maximum Revolving Advance Amount (as such amount may change from time to time) (herein referred to as the “Minimum Account Balance Amount”) and (ii) there has been no other assignment or pledge of the Account. Notwithstanding anything to the contrary herein, upon receipt by the Agent of evidence that the Assignor has obtained credit insurance with regard to all Receivables in form and substance acceptable to the Agent in its sole discretion, the Minimum Account Balance Amount shall be reduced from the Maximum Revolving Advance Amount to $7,000,000.

3. The Lenders’ rights or benefits hereunder may not be waived or modified without Agent’s written consent.

4. The Assignor agrees to save and hold harmless, defend and indemnify the Lenders against all actions, proceedings, claims, demands, losses, outlays, damages, or expenses, including reasonable legal fees, of every nature and character as may arise or be made against the Lenders with respect to the Account and this Agreement, or which the Lenders may reasonably incur in defending or prosecuting, settling or discontinuing any such proceedings, actions, claims, damages, expenses or outlays.

5. This Agreement shall not be terminable by Assignor without the written consent of Agent; however, this Agreement shall automatically terminate upon the termination of the Loan Agreement and the Other Documents. The Agent at any time upon written notice to the Assignor may terminate this Agreement.

6. All notices, demands, monthly account statements, and general correspondence by any party relating to this Agreement shall be in writing and (except for account statements and other informational documents which may be sent by first class mail postage pre-paid) personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested or by pre-paid telex, facsimile, telecopy, telegram (with messenger delivery specified) or other method of electronic communication to the Assignor or the Agent, as applicable, at its address set forth above.

7. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

8. This Agreement is intended to amend, restate and replace a certain Assignment of Account issued by and among the Assignor and the Agent for the benefit of the Lenders dated as of April 30, 2013. This Agreement is not a novation.

THIS AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE LENDERS IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK IN CONNECTION WITH ANY MATTER ARISING HEREUNDER, INCLUDING THE COLLECTION AND ENFORCEMENT HEREOF.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE LENDERS IN THE ENFORCEMENT HEREOF. THIS WAIVER IS MADE KNOWINGLY AND IN CONSIDERATION OF THE LOAN EVIDENCED HEREBY.

IN WITNESS WHEREOF, the undersigned have executed this agreement the date first dated above.

Attest:	ANADIGICS, Inc.

/s/ Terrence G. Gallagher	By: /s/ Ronald Michels
Name: TERRENCE G. GALLAGHER	Name: RONALD MICHELS
Title: Vice President and Chief Financial Officer	Title: Chairman and Chief Executive Officer

Approved and Accepted by:
PNC BANK, NATIONAL ASSOCIATION
As Agent for the Lenders

By: /s/ Joseph Kotusky
Name: JOSEPH KOTUSKY
Title: Vice President